UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2021

VROOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39315	901112566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Broadway, Floor 11

New York, New York 10018

(Address of principal executive offices) (Zip Code)

(855) 524-1300

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	VRM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 26, 2021, the Board of Directors (the “Board”) of Vroom, Inc. (the “Company”) elected each of Paula B. Pretlow and Frederick O. Terrell to serve as a member of the Board. Ms. Pretlow has been appointed to serve on the Audit Committee of the Board (the “Audit Committee”), and Mr. Terrell has been appointed to serve on the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”).

Each of Ms. Pretlow and Mr. Terrell will participate in the Company’s standard compensation program for non-employee directors, including an annual retainer of $30,000 for service on the Board, an annual retainer of $5,000 to Ms. Pretlow for service on the Audit Committee, and an annual retainer of $2,000 to Mr. Terrell for service on the Nominating Committee.  Each of Ms. Pretlow and Mr. Terrell will also receive equity grants consisting of an initial award of restricted stock units with a grant date fair value of $300,000 (the “Initial Award”), a partial year annual award of restricted stock units with a grant date fair value of $100,000, calculated on a pro-rata basis for the director’s length of service before the next annual meeting of the Company’s stockholders for a total grant date fair value of $11,939.46 (the “Partial Year Annual Award”), and an annual award of restricted stock units with a grant date fair value of $100,000 on each annual meeting of the Company’s stockholders (the “Annual Award”). The Initial Award will vest 1/3 ratably on each of the first, second and third anniversary of the grant date, subject to such director’s continued service with the Company through the applicable vesting date, and the Partial Year Annual Award and Annual Award will each vest on the earlier of the date of the first annual meeting of the Company’s stockholders following the grant date and the first anniversary of the grant date, subject to the director’s continued service with the Company through the applicable vesting date.

Each of Ms. Pretlow and Mr. Terrell has also entered into the Company’s standard indemnification agreement for directors and officers.

Item 7.01. Regulation FD Disclosure.

On April 27, 2021, the Company issued a press release announcing the appointment of each of Ms. Pretlow and Mr. Terrell. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Exhibit 99.1 is furnished under this Item 7.01 and shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing thereunder or under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit 99.1 relates to Item 7.01 and shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press Release dated April 27, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VROOM, INC.

Date: April 30, 2021	By:	/s/ David K. Jones
David K. Jones
Chief Financial Officer